                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated June 7, 1996, except as to Note 9, which is as of October 24, 1996, with respect to the financial statements of Fortran Corp. for the years ended March 31, 1996 and 1995, which report appears in U.S. Office Products Company's Annual Report on Form 10K/A Amendment No. 1 for the year ended April 26, 1997. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ GARY A. KOEHMSTEDT
Gary A. Koehmstedt, CPA

RUBIN, KOEHMSTEDT & NADLER, PLC

September 22, 1997